Exhibit 4.33

Date                April 2010

PARAGON SHIPPING INC.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Agent and Security Trustee

- and -

HSH NORDBANK AG
as Swap Bank

____________________________________

SECOND SUPPLEMENTAL AGREEMENT
____________________________________

relating to a secured loan facility
of (originally) up to US$51,500,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page
1	INTERPRETATION	1
2	AGREEMENT OF THE CREDITOR PARTIES	1
3	CONDITIONS PRECEDENT	1
4	REPRESENTATIONS AND WARRANTIES	1
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	1
6	FURTHER ASSURANCES	1
7	FEES AND EXPENSES	1
8	COMMUNICATIONS	1
9	SUPPLEMENTAL	1
10	LAW AND JURISDICTION	1
	SCHEDULE 1 LENDERS AND CONTRIBUTIONS	1
	EXECUTION PAGES	1

THIS AGREEMENT is made on             April 2010

BETWEEN

(1)	PARAGON SHIPPING INC. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany as Agent;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Germany, as Security Trustee; and

(5)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103, Kiel, Germany as Swap Bank.

BACKGROUND

(A)
By a loan agreement dated 31 July 2008 (as amended and supplemented by a supplemental agreement dated 3 April 2009, the "Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee and (iii) the Swap Bank, the Lenders agreed to make available to the Borrower a secured loan facility in an amount of (originally) up to US$51,500,000, of which an amount of US$39,250,000 is outstanding by way of principal on the date hereof.

(B)	The Borrower has requested that the Lenders give their consent:

(i)	to waive the application of the security cover provisions in clause 15.1 of the Loan Agreement during the period commencing 4 January 2010 and ending 1 January 2011;

(ii)	to vary the application of the security cover provisions in clause 15.1 of the Loan Agreement during the period commencing 2 January 2011 and ending on the last day of the Security Period;

(iii)	to waive the Borrower's financial covenants set out in clauses 12.4(a) and 12.4(c) of the Loan Agreement during the period commencing on 4 January 2010 and ending 1 January 2012; and

(iv)	to amend the Borrower's financial covenant set out in clause 12.4(a) during the period commencing 2 January 2012 and ending on the last day of the Security Period.

(C)	The Lenders' consent to the Borrower's requests referred to in Recital (B) are subject to the following conditions:

(i)
the Borrower not prepaying, or providing additional security for, any of the other facilities entered into by the Borrower with other banks and financial institutions, unless it also prepays, or provides additional security for the Loan pro rata to the Lenders' share in the aggregate Financial Indebtedness of the Borrower to all banks and financial institutions;

(ii)
the Borrower not restructuring any of the other facilities entered into by the Borrower with other banks and financial institutions in a way that would disadvantage the Lenders or any of the other Creditor Parties;

(iii)	provision of quarterly reports of any developments in relation to the Ship and the financial position of the Borrower (including, without limitation, details of all existing facilities);

(iv)	the Margin increasing to 2.5 per cent. per annum during the period commencing on 1 January 2010 and ending on the Margin Review Date (being 5 August 2011);

(v)
no dividend being announced or paid during the period commencing 4 January 2010 and ending 1 January 2012 or in respect of any financial quarter falling within the period commencing 4 January 2010 and ending 1 January 2012 without the prior written consent of the Agent with any dividends in respect of any financial quarter or year falling within such period being restricted to a maximum of $1.00 per share per annum (or $0.25 per share per quarter) calculated on the amount of the outstanding shares in the Borrower's share capital as of 31 December 2009 (being 51,190,033 shares) subject to any distribution of dividends in any financial quarter not exceeding 70 per cent. of the net income of the Borrower during the preceding financial quarter;

(vi)	maintaining in the Debt Service Reserve Account an amount equal to, or greater than the aggregate of $750,000 and Nine Months' Debt Service (as defined in Clause 5.1(a) of this Agreement);

(vii)
any renegotiation of the Initial Charterparties shall constitute an Event of Default unless the daily charterhire is sufficient to cover all cash obligations and expenses (including, without limitation, debt service, operating expenses and commissions); and

(viii)	the Borrower paying a waiver fee in the amount and in the manner set out in Clause 7 of this Agreement.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

"Effective Date”  means the date on which the conditions precedent in Clause 3 are satisfied;

"Loan Agreement”  means the loan agreement dated 31 July 2008 (as amended and supplemented by a supplemental agreement dated 3 April 2009 referred to in Recital (A); and

"Second Mortgage Addendum" means a second addendum to the Mortgage executed or to be executed by the Owner in favour of the Security Trustee in such form as the Agent may approve or require.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	agreement of the CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement:

(a)	to waive the application of the security cover provisions in clause 15.1 of the Loan Agreement during the period commencing 4 January 2010 and ending 1 January 2011;

(b)	to vary the application of the security cover provisions in clause 15.1 of the Loan Agreement during the period commencing 2 January 2011 and ending on the last day of the Security Period;

(c)	to waive the Borrower's financial covenants set out in clauses 12.4(a) and 12.4(c) of the Loan Agreement during the period commencing on 4 January 2010 and ending 1 January 2012; and

(d)	to amend the Borrower's financial covenant set out in clause 12.4(a) during the period commencing 2 January 2012 and ending on the last day of the Security Period.

2.2
Agreement of the Creditor Parties.  The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent.  The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)
documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 4, Part A to the Loan Agreement in relation to the Borrower and the Owner in connection with their execution of this Agreement and the Second Mortgage Addendum, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by the Owner and the Approved Manager;

(c)
receipt of an original Second Mortgage Addendum duly signed by the Owner and evidence satisfactory to the Agent and its lawyers that the same has been registered as a valid second addendum to the Mortgage in accordance with the laws of Liberia;

(d)	evidence that the balance standing to the credit of the Debt Service Reserve Account is at least equal to the aggregate of $750,000 and an amount equal to Nine Months' Debt Service;

(e)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of Marshall Islands and Liberia and such other relevant jurisdictions as the Agent may require;

(f)	evidence that the waiver fee referred to in Clause 7 of this Agreement has been received in full by the Agent; and

(g)	any other document or evidence as the Agent may request in writing from the Borrower.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2
Repetition of Finance Document representations and warranties.  The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by adding the following definitions in Clause 1.1 thereof:

""Effective Date" shall have the meaning given to that term in clause 1.2 of the second supplemental agreement amending and supplementing this Agreement dated      April 2010;”;

""Nine Months' Debt Service" means, on any date, the amount of principal and interest in respect of the Financial Indebtedness of the Borrower under this Agreement payable during the consecutive 9-month period immediately following such date;”;

""Second Mortgage Addendum"means a second addendum to the Mortgage executed or to be executed by the Owner in favour of the Security Trustee in such form as the Agent may approve or require;”;

(b)	by deleting the definition of "Margin"in Clause 1.1 thereof in its entirety and substituting the same with:

""Margin"means, subject to Clause 5.15, 2.5 per cent. per annum, during the period commencing on 1 January 2010 and ending on the Margin Review Date;”

(c)	by deleting the definition of "Six Months' Debt Service"in Clause 1.1 thereof in its entirety;

(d)	by deleting the definition of "Waiver Period"in Clause 1.1 thereof in its entirety and substituting the same with:

""Waiver Period"means the period commencing on 4 January 2010 and ending on:
(a)	when such term is used in Clause 15.1, 1 January 2011; and
(b)	when such term is used in each of Clause 11.21, 12.3, 12.4, 12.5 and Schedule 6 - Part A, 1 January 2012”;

(e)	by adding at the end of Clause 8.1(a)(iii) after the amount "$375,000"the words "each or, if the Borrower exercises the prepayment option in Clause 11.21, in the amount of $147,500 each”;

(f)	by deleting the "hanging"paragraph at the end of Clause 12.3 thereof in its entirety and substituting the same with:

"Provided that  the Borrower shall be entitled, subject to receiving the Agent's prior written consent, to either declare or pay dividends pursuant to paragraph (b) above or buy back shares pursuant to paragraph (c) above subject to the aggregate of (1) all dividend payments and (2) all amounts paid by it in buying back shares in the Borrower not exceeding (i) in any financial quarter $0.25 multiplied by the number of shares in the Borrower's share capital in issue at the relevant time (calculated on the amount of the outstanding shares as of 31 December 2009 (being 51,190,033 shares)), (ii) in any financial year during the Waiver Period $1.00 multiplied by the number of shares in the Borrower's share capital in issue at the relevant time (calculated on the amount of the outstanding shares as of 31 December 2009 (being 51,190,033 shares)) and (iii) in any financial quarter, 70 per cent. of its net income for the immediately preceding financial quarter (as shown in the Borrower's financial statements for that financial quarter) (calculated on the amount of the outstanding shares in the Borrower's share capital as of 31 December 2009 (being  51,190,033 shares))”;

(g)	by deleting the amount of "$150,000,000"from Clause 12.4(a) thereof and substituting the same with "$120,000,000”;

(h)	by deleting words "Six Months' Debt Service"from the last line of Clauses 11.21(a) and 12.4(b) thereof and substituting the same with the words "Nine Months' Debt Service; and”;

(i)	by adding at the end of Clause 11.21(a) thereof the following:

"Provided that the Borrower shall have the option on the last day of an Interest Period during the period commencing on the Effective Date and ending on the last day of the Waiver Period to apply the amount representing Nine Months' Debt Service for the first 9-month period in 2010 (the Borrower and the Creditor Parties acknowledge such amount as being $3,640,000) in repaying the Loan in accordance with Clause 8.1(a)(iii).”;

(j)	by deleting any references in Clause 12.5 thereof to "2009"and substituting the same with "2010”;

(k)	by deleting the date "4 January 2010"from the penultimate line of the last paragraph of Clause 12.5 thereof and substituting the same with the date "2 January 2012”;

(l)
by deleting the words "133 per cent. of the Loan"from the "hanging"paragraph after paragraph (b) of Clause 15.1 thereof and substituting the same with the words "the Relevant Percentage of the Loan (less any amount standing to the credit of the Debt Service Reserve Account)”;

(m)	by adding a hanging paragraph at the end of Clause 15.1 as follows:

"In this Clause 15.1, "Relevant Percentage"means:

(a)	during the period commencing after the last day of the Waiver Period and ending on 1 January 2012, 100 per cent.; and

(b)	at all times thereafter, 126 per cent.”; and

(n)
by deleting the amount of "$150,000,000"from paragraph (a) of Schedule 6 Part A (Form of Compliance Certificate) (to be used except during Waiver Period) and substituting the same with the amount "$120,000,000”.

5.2
Amendments to Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)
by construing all references in the Loan Agreement and in the Finance Documents to a "Mortgage"as references to that Mortgage as amended and supplemented by the Second Mortgage Addendum applicable thereto; and

(c)
by construing references throughout each of the Finance Documents to "this Agreement”, "this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower's and each Security Party's obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1
Fee.  On the date of this Agreement the Borrower shall pay to the Agent for the account of the Lenders, a non-refundable waiver fee of $75,000, which shall be distributed by the Agent equally to each of the Lenders.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND CONTRIBUTIONS

Lender	Lending Office	Contribution (US Dollars)
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 D-20095, Hamburg Germany	39,250,000

EXECUTION PAGES

THE BORROWERS

SIGNED by                                           )
for and on behalf of                            )
PARAGON SHIPPING INC.            )

THE LENDERS

LENDERS

SIGNED by                                          )
for and on behalf of                            )
HSH NORDBANK AG                      )

THE SWAP BANK

SIGNED by                                          )
for and on behalf of                            )
HSH NORDBANK AG                      )

AGENT

SIGNED by                                          )
for and on behalf of                            )
HSH NORDBANK AG                      )

SECURITY TRUSTEE

SIGNED by                                          )
for and on behalf of                            )
HSH NORDBANK AG                      )

Witness to all the                                )
above signatures                                )

Name:
Address:

COUNTERSIGNED  this day            of April 2010 for and on behalf of each of the following Security Parties which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

__________________________________                                     __________________________________

for and on behalf of                                                                                     for and on behalf of
PALOMA MARINE S.A.                                                                            ALLSEAS MARINE S.A.